As filed with the Securities and Exchange Commission on January 8, 2018

Registration No. 333-222289

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

ITURAN LOCATION AND CONTROL LTD.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Israel	None
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3 Hashikma Street, Azour, Israel
Telephone: +972-3-5571314
 (Address and telephone number of Registrant’s principal executive offices)
Ituran U.S.A. Inc.
1700 NW 64th Suite 100
Fort Lauderdale, FL 33309
(954) 484-3806
 (Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David S. Bakst, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 506-2500 Fax: (212) 262-1910	Yoram L. Cohen, Adv. Yoram L. Cohen, Law Offices V Tower, 11th Floor, 23 Bar Kochva St. Bnei Brak, 5126003, Israel Tel: + 972-3-7504545 Fax: + 972-3-6490340

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering:
Ordinary shares, nominal value NIS 0.33⅓ per share	2,507,314	$33.98	(3)	$85,198,530	$10,608	(4)

Secondary Offering:
Ordinary shares, NIS 0.33⅓ per share (2)	4,075,952	$33.98	(3)	$138,500,849	$17,244	(4)
Total					$27,852	(4)
____________

(1)
Such indeterminate number or amount of Registrant’s ordinary shares as may, from time to time, be issued at indeterminate prices.  In addition, up to 4,075,952 ordinary shares may be sold from time to time pursuant to this Registration Statement by the selling shareholder named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(2)	Represents ordinary shares registered for resale by the selling shareholder.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the Registrant’s ordinary shares on the Nasdaq Global Select Market on January 3, 2018.

(4)	Registration fees of $28,385 have been previously paid by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 8, 2018

PROSPECTUS

2,507,314 of Ordinary Shares Offered by the Company
and
 Up to 4,075,952 Ordinary Shares Offered by the Selling Shareholder

ITURAN LOCATION AND CONTROL LTD.

We may offer from time to time in one or more issuances of ordinary shares. In addition, the selling shareholder identified in this prospectus may offer up to 4,075,952 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in our ordinary shares.

We may, from time to time, offer our ordinary shares and the selling shareholder may, from time to time, offer our ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of our ordinary shares, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “ITRN.” The closing price of our ordinary shares, as reported on the Nasdaq Global Select Market on January 3, 2018 was $34.10.

Investing in our ordinary shares involves certain risks. Please carefully consider the “Risk Factors” on page 2 and in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our ordinary shares under this prospectus and the selling shareholder referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may sell up to 2,507,314 ordinary shares in one or more offerings. The selling shareholder may sell up to 4,075,952 ordinary shares in one or more offerings. The offer and sale of ordinary shares under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the ordinary shares we may offer. Each time we sell ordinary shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the ordinary shares covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

USE OF CERTAIN TERMS

 As used herein, and unless the context suggests otherwise, the terms “we, “us”, “our” or “Ituran” refer to Ituran Location and Control Ltd. and its consolidated subsidiaries.

 We have prepared our consolidated financial statements in US Dollars. Our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). All references herein to “dollars” or “$” or “USD” are to United States dollars, and all references to “NIS” are to New Israeli Shekels.

ITURAN LOCATION AND CONTROL LTD.

We are a leader in the emerging mobility technology field, providing value-added location-based services, including a full suite of services for the connected-car. Ituran offers Stolen Vehicle Recovery, fleet management as well as mobile asset location, management & control services for vehicles, cargo and personal security. Our products and applications are used by customers in over 20 countries.  Our subscriber base has been growing significantly since our inception to over 1 million subscribers using our location based services with a market leading position in Israel and Brazil. Established in 1995, we have over 1,500 employees worldwide, with offices in Israel, Brazil, Argentina and the United States.

Corporate Information

Our legal name is Ituran Location and Control Ltd. and we were incorporated under the laws of the State of Israel in February 1994.  Our registration number with the Israeli Registrar of Companies is 52-004381-1.  Our purpose as set forth in our articles of association is to engage in any lawful activity.

We are subject to the provisions of the Israeli Companies Law, 5759-1999. Our principal executive offices are located at 3 Hashikma Street, Azour, Israel, and our telephone number is +972-3-5571314. Our website address is www.ituran.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our agent for service of process in the United States is Ituran U.S.A. Inc., 1700 NW 64th Suite 100 Fort Lauderdale, FL 33309, and the telephone number is (954) 484-3806.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2016, as amended on August 31, 2017 and in any other filings we make with the SEC subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. The use of the words "projects," "believes," "expects," "may," "plans" or "intends," or words of similar import, identifies a statement as "forward-looking." The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on the assumption that we will not lose a significant customer or customers or experience increased fluctuations of demand or rescheduling of purchase orders, that our markets will continue to grow, that our products will remain accepted within their respective markets and will not be replaced by new technology, that competitive conditions within our markets will not change materially or adversely, that we will retain key technical and management personnel, that our forecasts will accurately anticipate market demand, and that there will be no material adverse change in our operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. In addition, our business and operations are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.  Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

CAPITALIZATION

The table below sets forth our capitalization as of September 30, 2017. Because we will not be receiving any proceeds from the sale of any ordinary shares by the selling shareholder, our capitalization table is not adjusted to reflect such sales. You should read the following table in conjunction with our financial statements, which are incorporated by reference into this prospectus.

(U.S. dollars in thousands)	As of September 30, 2017
Cash and cash equivalents	$31,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$65,548
Total long-term liabilities	16,122

STOCKHOLDERS’ EQUITY
Shares issued and outstanding as of September 30, 2017	$20,968,117
Stockholders’ equity	122,907
Non-controlling interests	7,322
Total stockholders’ equity	130,229
Total liabilities and stockholders’ equity	211,899

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of ordinary shares offered by us pursuant to this prospectus for general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

PRICE RANGE OF ORDINARY SHARES

 Our ordinary shares have been quoted on the Nasdaq Global Select Market under the symbol “ITRN” since September 28, 2005 and were traded on the Tel-Aviv Stock Exchange (“TASE”) from May 1998 until May 2016.  We decided to delist from the TASE with the last trading date on the TASE being May 23, 2016.

 The following table sets forth for the periods indicated the high and low closing sales prices per ordinary share as reported on Nasdaq Global Select Market.

	Price per ordinary share ($)
	Low	High
Annual:
2013	$13.77	$21.64
2014	20.13	25.70
2015	17.88	25.94
2016	16.62	27.19
2017	26.65	37.80
Quarterly:
First Quarter 2016	$16.62	$19.65
Second Quarter 2016	19.69	22.69
Third Quarter 2016	23.09	27.19
Fourth Quarter 2016	24.30	26.80
First Quarter 2017	26.65	30.85
Second Quarter 2017	29.75	33.80
Third Quarter 2017	29.95	36.40
Fourth Quarter 2017	33.80	37.80
First Quarter 2018 (through January 3, 2018)	34.10	34.20
Most Recent Six Months (and Most Recent Partial Month):
July 2017	$30.50	$31.75
August 2017	29.95	33.55
September 2017	33.20	36.40
October 2017	35.50	37.80
November 2017	34.80	36.10
December 2017	33.80	35.70
January 2018 (through January 3, 2018)	34.10	34.20

The following table shows, for the periods indicated, the high and low market prices of our ordinary shares which were quoted on the TASE until our delisting on May 25, 2016. U.S. dollars per ordinary share amounts are calculated using the applicable rate of exchange on the date the high or low market price occurred during the period shown.

	Price per ordinary share (NIS)		Price per ordinary share ($)
	Low	High	Low	High
Annual:
2012	$42.10	$57.85	$10.72	15.28
2013	51.60	75.71	13.82	21.81
2014	74.02	89.93	21.29	25.75
2015	70.00	98.86	17.95	25.95
2016	--	--	--	--
Quarterly:
First Quarter 2015	81.61	92.57	20.93	23.54
Second Quarter 2015	88.30	95.68	22.89	24.77
Third Quarter 2015	79.85	98.86	20.29	25.95
Fourth Quarter 2015	70.00	86.07	17.95	22.09
First Quarter 2016	64.34	74.71	16.55	19.09

The closing price of our ordinary shares, as reported on Nasdaq on January 3, 2018, was $34.10.

SELLING SHAREHOLDER

This prospectus relates to the possible offering and sale, from time to time, of up to 2,507,314 ordinary shares by us and up to 4,075,952 ordinary shares by the selling shareholder.

The following table sets forth: (1) the number and percentage of our ordinary shares that the selling shareholder beneficially owned prior to the offering of the shares; (2) the number of our ordinary shares offered by the selling shareholder from time to time; and (3) the number and percentage of our ordinary shares to be beneficially owned by the selling shareholder assuming the sale of all of the ordinary shares offered by the selling shareholder. The applicable percentages of beneficial ownership are based on an aggregate of 20,968,117 ordinary shares outstanding as of December 21, 2017.

	Shares Beneficially Owned Prior to Offering		Number of Shares to be Offered		Shares Beneficially Owned After Offering
Selling Shareholders	Number	Percent	Number	Percent	Number	Percent
Moked Ituran Ltd.(1)	4,075,952	19.44%	4,075,952	19.44%	–	–
__________________
(1)
Moked’s articles of association provides that each of Moked’s shareholders shall have the right to direct Moked to dispose of such number of our shares corresponding to his or her relative shareholdings in Moked. In addition, ownership of all shares held by Moked are attributed to Mr. Izzy Sheratzky by virtue of his holdings in Moked.  Mr. Sheratzky is deemed to beneficially owns due to his shared voting and investment power over such shares in accordance with that certain shareholders agreement, dated May 18, 1998 as amended on September 6, 2005 and on September 17,  2014, among Moked Ituran and its shareholders.   The principal address of Moked Ituran Ltd. is 3 Hashikma st. Azour Israel.

PLAN OF DISTRIBUTION

We or the selling shareholder may sell the ordinary shares included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the ordinary shares;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the ordinary shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the ordinary shares covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the ordinary shares sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of ordinary shares may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Stock Market or any other organized market where the ordinary shares may be traded. The ordinary shares may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the ordinary shares. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the ordinary shares. Any dealers and agents participating in the distribution of the ordinary shares may be deemed to be underwriters, and compensation received by them on resale of the ordinary shares may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the ordinary shares. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the ordinary shares and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the ordinary shares covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the ordinary shares.

If underwriters are used in a sale, ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of ordinary shares, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of ordinary shares, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the ordinary shares.

If a dealer is used in the sale of the ordinary shares, we, the selling shareholder or an underwriter will sell the ordinary shares to the dealer, as principal. The dealer may then resell the ordinary shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholder may directly solicit offers to purchase the ordinary shares and may make sales of ordinary shares directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the ordinary shares. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholder to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholder to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered ordinary shares. These activities may maintain the price of the offered ordinary shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered ordinary shares originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the ordinary shares are listed on that exchange, or in the over-the-counter market or otherwise.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. We will describe any such activities in the prospectus supplement relating to the transaction.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered ordinary shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered ordinary shares are sold for public offering and sale may make a market in such offered ordinary shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered ordinary shares may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered ordinary shares.

Any ordinary shares that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholder make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholder will do so pursuant to the terms of a distribution agreement between us or the selling shareholder and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholder will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholder may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling shareholder also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the ordinary shares offered by this prospectus may be solicited, and sales of the ordinary shares may be made, by us or the selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the ordinary shares. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling shareholder may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding ordinary shares in consideration for the ordinary shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell ordinary shares covered by this prospectus to hedge their positions in these outstanding ordinary shares, including in short sale transactions. If so, the underwriters or agents may use the ordinary shares received from us or the selling shareholder under these arrangements to close out any related open borrowings of ordinary shares.

We or the selling shareholder may enter into derivative transactions with third parties or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use ordinary shares pledged by us or the selling shareholder or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of shares, and may use ordinary shares received from us or the selling shareholder in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholder may loan or pledge ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares using this prospectus. Such financial institution or third party may transfer its short position to investors in our ordinary shares.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the ordinary shares registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of the ordinary shares. Each prospectus supplement describing an offering of the ordinary shares will reflect the estimated expenses related to the offering of the ordinary shares under that prospectus supplement.

SEC registration fee	$28,385
FINRA filing fee	-
Legal fees and expenses	32,000
Accountants’ fees and expenses	8,000
Printing fees	500
Miscellaneous	1,115
TOTAL	$70,000

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the ordinary shares under Israeli law will be passed upon for us by Yoram L. Cohen, Law Offices, Bnei Brak, Israel.  Certain legal matters with respect to New York law will be passed upon for us and the selling shareholder by Mayer Brown LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Ituran Location and Control Ltd. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Fahn Kanne Co. Grant Thornton Israel, independent registered public accountants, included in Ituran Location and Control Ltd.’s annual report on Form 20-F for the year ended December 31, 2016, as amended, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Ituran de Argentina S.A. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Gonzalo Urien Berri, Estudio Urien & Asociados, Buenos Aires, Argentina, independent registered public accountants, included in Ituran Location and Control Ltd.’s annual report on Form 20-F for the year ended December 31, 2016, as amended, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the ordinary shares offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy the registration statement, including the related exhibits and schedules, as well as any document we file with the SEC without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330 . The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.ituran.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2016 filed with the SEC on April 27, 2017, as amended by Amendment No. 1 filed with the SEC on August 31, 2017; and

•	our reports of foreign private issuer on Form 6-K furnished to the SEC on:

o	May 17, 2017 (only the GAAP financial statements with respect to the quarter ended March 31, 2017 attached to the press release annexed as Exhibit 99.1 thereto);

o	August 16, 2017 (only the GAAP financial statements with respect to the quarter and six months ended June 30, 2017 attached to the press release annexed as Exhibit 99.1 thereto);

o	November 15, 2017 (only the GAAP financial statements with respect to the quarter and nine months ended September 30, 2017 attached to the press release annexed as Exhibit 99.1 thereto); and

•
the description of our ordinary shares contained under the heading “Description of ordinary shares” in the prospectus included in the registration statement on Form F-1/A (File No. 333-128028), filed with the SEC on September 23, 2005, as amended by any amendments to such registration statement, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ituran Location and Control Ltd.
Attention: Mr. Guy Aharonov, VP Legal
3 Hashikma Street, Azour 58001, Israel
Telephone: +972-3-557-1765

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Yoram L. Cohen, Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Itruran U.S.A. Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of the ordinary shares in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

ITURAN LOCATION AND CONTROL LTD.

2,507,314 Ordinary Shares Offered by the Company
and
 4,075,952 Ordinary Shares Offered by the Selling Shareholder

PROSPECTUS

PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association do include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

•	a financial liability imposed on the office holder in favor of a third party.

•	Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising solely out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, civil fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Israeli Companies Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law. In addition, we have entered into agreements with each of our directors and executive officers and undertaking to indemnify them, in each case, to the fullest extent permitted by our amended and restated articles of association and Israeli Law, including with respect to liabilities resulting from a public offering of our shares, to the extent that these liabilities are not covered by insurance.

Item 9. Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings.

(1)           The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Israel on this 8th day of January, 2018.

ITURAN LOCATION AND CONTROL LTD.
By:	/s/ Eyal Sheratzky
Name:	Eyal Sheratzky
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and entity on January 8, 2018 in the capacities indicated:

Signatures	Title

/s/ Eyal Sheratzky	Co-Chief Executive Officer (Principal Executive Officer)
Eyal Sheratzky
/s/ Nir Sheratzky	Co-Chief Executive Officer (Principal Executive Officer)
Nir Sheratzky
/s/ Eli Kamer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Eli Kamer
*	Chairman of the Board of Directors
Ze’ev Koren

*	President and Director
Izzy Sheratzky

*	Director
Yehuda Kahane

*	Director
Efraim Sheratzky

*	Director
Gil Sheratzky

*	Director
Yoav Kahane

*	Director
Yigal Shani

*	Director
Israel Baron

*	Director
Gidon Kotler

ITURAN U.S.A. INC.
By:	*
Name:	Izzy Sheratzky
Title:	Director
By:	/s/ Eyal Sheratzky
Name:	Eyal Sheratzky
Title:	Director

* By	/s/ Eyal Sheratzky
Eyal Sheratzky, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
3.1
Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2016 filed with the SEC on April 27, 2017).

3.2
Form of Memorandum of Association of the Company (English Translation) (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form F-1 (File No. 333-128028) (the “F-1 Registration Statement”) filed with the SEC on September 23, 2005).

4.1	Specimen Share Certificate (incorporated by reference to Exhibit 4.1 of the Form F-1 Registration Statement).
5.1	Opinion of Yoram L. Cohen, Law Offices, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).
10.1
Shareholders Agreement, dated May 18, 1998, by and between Moked Ituran Ltd., Moked Services, Information, Management, Investments, Yehuda Kahane Ltd., F.K. Generators and Equipment Ltd., Gideon Ezra, Ltd., Efraim Sheratzky, and Yigal Shani (English translation) (incorporated by reference to Exhibit 10.1 to the F-1 Registration Statement).

10.2
Form of Amendment to Shareholders Agreement dated May 18, 1998, by and between Moked Ituran Ltd., Moked Services, Information, Management and Investments, Yehuda Kahane Ltd., F.K. Generators and Equipment Ltd., Gideon Ezra, Ltd., Efraim Sheratzky and/or T.S.D. Holdings Ltd., and Yigal Shani and/or G.N.S. Holdings Ltd. (English translation) (incorporated by reference to Exhibit 10.2 to the F-1 Registration Statement).

10.3
Form of the second Amendment to Shareholders Agreement dated May 18, 1998, by and between Moked Ituran Ltd., Moked Services, Information, Management and Investments, Yehuda Kahane Ltd., F.K. Generators and Equipment Ltd., Gideon Ezra, Ltd., Efraim Sheratzky and/or T.S.D. Holdings Ltd., and Yigal Shani and/or G.N.S. Holdings Ltd. (English translation) (incorporated by reference to Exhibit C of Amendment No. 2 to Schedule 13G for Yehuda Kahane for the year ended December 31, 2014 filed with the SEC on February 17, 2017).

10.4
Consulting Services Agreement, dated March 23, 1998, by and between the Registrant and Yehuda Kahane Ltd., including addendum thereof, as of May 25, 2003 (English translation) (incorporated by reference to Exhibit 10.28 to the F-1 Registration Statement).

10.5
Unprotected Lease Agreement, dated February 7, 2002, by and between Mofari Ltd. And the Registrant and addendum thereof, dated February 19, 2002 (English translation) (incorporated by reference to Exhibit 10.30 to the F-1 Registration Statement).

10.6
Addendum to February 7, 2002 Unprotected Lease Agreement, by and between Mofari Ltd. And the Registrant, dated October 31, 2012 (incorporated by reference to Exhibit 4.9(a) to the Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on April 10, 2014).

10.7
Lease Agreement, dated May 29, 2002, by and between Rinat Yogev Nadlan and Ituran Cellular Communication Ltd. (English translation) (incorporated by reference to Exhibit 10.32 to the F-1 Registration Statement).

10.8
Lease Agreement, dated March 16, 2000, by and between Teleran Localizacao e Controle Ltda. And T4U Holding B.V., and addendum thereof, dated May 31, 2000 (incorporated by reference to Exhibit 10.38 to the F-1 Registration Statement).

10.9
Form of Directors’ Letter of Indemnity (English translation) (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on April 10, 2014).

10.10**
Frame Product and Services Purchase Agreement dated January 1, 2008 by and between Ituran Location and Control Ltd. And Telematics Wireless Ltd. (incorporated by reference to Exhibit 4.43 to the Annual Report on Form 20-F for the year ended December 31, 2007 filed with the SEC on June 30, 2008).

10.11	Radio Location System License Agreement, dated July 13, 2004, by and between Teletrac, Inc., and Telematics Wireless Ltd. (incorporated by reference to Exhibit 10.6 to the F-1 Registration Statement)
10.12
Ituran Location & Control Compensation Policy, as approved on November 7, 2016 (incorporated by reference to Exhibit 4.8 of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2016 filed with the SEC on April 27, 2017).

10.13
Service Agreement, dated as of February 1, 2014, by and among Ituran Location &Control  Ltd., Izzy Sheratzky and A. Sheratzky Holdings Ltd. (English Translation) (incorporated by reference to Exhibit 4.17 to the Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on April 10, 2014).

10.14
Addendum dated April 4, 2017 to the Service Agreement, dated as of February 1, 2014, by and among Ituran Location &Control  Ltd., Izzy Sheratzky and A. Sheratzky Holdings Ltd. (incorporated by reference to Exhibit 4.9(a) of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2016 filed with the SEC on April 27, 2017).

10.15
Service Agreement, dated as of February 1, 2014, by and among Ituran Location & Control  Ltd., Galnir Management and Investments Ltd. And Nir Sheratzky (incorporated by reference to Exhibit 4.19 to the Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on April 10, 2014).

10.16
Addendum dated April 4, 2017 to the Service Agreement, dated as of February 1, 2014, by and among Ituran Location &Control  Ltd., Galnir Management and Investments Ltd. And Nir Sheratzky (incorporated by reference to Exhibit 4.11(a) of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2016 filed with the SEC on April 27, 2017).

10.17
Service Agreement, dated as of February 1, 2014, by and among E-Com Global Electronic Commerce Ltd., ZERO-TO-ONE S.B.L. INVESTMENTS LTD. And Gil Sheratzky (incorporated by reference to Exhibit 4.20 to the Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on April 10, 2014).

10.18
Addendum dated April 4, 2017 to the Service Agreement, dated as of February 1, 2014, by and among E-Com Global Electronic Commerce Ltd., ZERO-TO-ONE S.B.L. INVESTMENTS LTD. And Gil Sheratzky (incorporated by reference to Exhibit 4.12(a) of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2016 filed with the SEC on April 27, 2017).

14.1
Code of Business Conduct and Ethics as amended on February 26, 2017 (incorporated by reference to Exhibit 11 of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2016 filed with the SEC on April 27, 2017).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 8 of the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2016 filed with the SEC on April 27, 2017).
23.1	Consent of Fahn Kanne & Co. Grant Thornton Israel.
23.2	Consent of Gonzalo Urien Berri, Estudio Urien & Asociados, Buenos Aires, Argentina.
23.3	Consent of Yoram L. Cohen, Law Offices (included in Exhibit 5.1).
24.1***	Powers of Attorney (included in signature page to Registration Statement).
________________
* To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.

** Certain portions of this exhibit have been omitted pursuant to a request for an order granting confidential treatment by the United States Securities and Exchange Commission.

*** Previously filed.